                                                                  ML&B 5/2/96
                                                     (MARKED FROM 4/24 DRAFT)



_____________________________________________________________________________

                      AGREEMENT AND PLAN OF REORGANIZATION

                     dated as of the 29th day of April, 1996

                                  by and among

                          U.S. OFFICE PRODUCTS COMPANY

                             SCHOOL SPECIALTY, INC.

                            SCHOOL ACQUISITION CORP.

                                       and

                           the INVESTORS named herein

_____________________________________________________________________________

                               TABLE OF CONTENTS
                                                                          Page

1.    PLAN OF REORGANIZATION...............................................  2
      1.1   The Merger.....................................................  2
      1.2   Conversion of Securities.......................................  2
      1.3   Certain Information With Respect to the Capital Stock of the
            COMPANY, USOP and NEWCO........................................  2
      1.4   Certain Matters With Respect to the Merger Consideration.......  3

2.    CLOSING..............................................................  6

3.    REPRESENTATIONS AND WARRANTIES OF INVESTORS..........................  6
      3.1   Representations and Warranties of INVESTORS....................  6
      3.2   Representations and Warranties of EMPLOYEE SHAREHOLDERS........  7

4.    REPRESENTATIONS OF USOP and NEWCO....................................  7

5.    COVENANTS PRIOR TO CLOSING...........................................  7
      5.1   Access and Cooperation; Due Diligence..........................  7
      5.2   Conduct of Business Pending Closing............................  8
      5.3   Prohibited Activities..........................................  9
      5.4   No Shop........................................................ 10
      5.5   Notice to Bargaining Agents.................................... 11
      5.6   Notification of Certain Matters................................ 11
      5.7   Amendment of Schedules......................................... 11
      5.8   Cooperation in Obtaining Required Consents and  Approvals...... 12
      5.9   Exercise of Options and Warrants; Conversion of Preferred Stock 12
      5.10  Termination of Shareholders Agreement.......................... 12

6.    CONDITIONS PRECEDENT TO OBLIGATIONS OF USOP AND NEWCO................ 13
      6.1   Representations and Warranties; Performance of Obligations..... 13
      6.2   No Litigation.................................................. 13
      6.3   Employment Agreement........................................... 13
      6.4   Opinion of Counsel............................................. 14
      6.5   Consents and Approvals......................................... 14
      6.6   Charter Documents.............................................. 14
      6.7   Insurance...................................................... 14
      6.8   Accountant's Letter With Respect to Pooling of Interest
            Accounting Treatment........................................... 14
      6.9   Due Diligence Review........................................... 14
      6.10  No Material Adverse Change..................................... 15
      6.11  Payment of Prepayment Fees and Penalties....................... 15
      6.12  Long-Term Debt................................................. 15
      6.13  No Convertible Securities...................................... 15
      6.14  Noncompetition Agreements...................................... 15
      6.15  Nonsolicitation Agreements..................................... 15

      6.16  Affiliates Agreement........................................... 15

7.    CONDITIONS PRECEDENT TO OBLIGATIONS OF .............................. 16
      7.1   Representations and Warranties; Performance of Obligations..... 16
      7.2   No Litigation.................................................. 16
      7.3   Employment Agreement........................................... 16
      7.4   Opinion of Counsel............................................. 16
      7.5   Consents and Approvals......................................... 16
      7.6   Certificates................................................... 17
      7.7   Accountant's Letter With Respect to Pooling of Interest
            Accounting Treatment........................................... 17
      7.8   Personal Guarantees............................................ 17
      7.9   Repayment of Debt.............................................. 17

8.    COVENANTS OF USOP AFTER CLOSING...................................... 17
      8.1   Adequate Public Information.................................... 17
      8.2   Preservation of Tax Treatment.................................. 17
      8.3   Early Publication.............................................. 18

9.    INDEMNIFICATION...................................................... 18
      9.1   Indemnification by INVESTORS................................... 18
      9.2   Indemnification by the EMPLOYEE SHAREHOLDERS................... 18
      9.3   Indemnification by USOP........................................ 20
      9.4   Survival of Representations and Warranties..................... 21
      9.5   Indemnification Procedure...................................... 22
      9.6   Certain Adjustments............................................ 25

10.   NONDISCLOSURE OF CONFIDENTIAL INFORMATION............................ 25
      10.1  INVESTORS...................................................... 25
      10.2  USOP and NEWCO................................................. 26
      10.3  Damages........................................................ 27
      10.4  Survival....................................................... 28

11.   FEDERAL SECURITIES ACT REPRESENTATIONS............................... 28
      11.1  Economic Risk; Sophistication.................................. 28
      11.2  Sales of Stock................................................. 28

12.   GENERAL.............................................................. 29
      12.1  Investors' Agent............................................... 29
      12.2  Accounts Receivable............................................ 31
      12.3  Termination.................................................... 31
      12.4  Effect of Termination.......................................... 32
      12.5  Cooperation.................................................... 33
      12.6  Successors and Assigns......................................... 33
      12.7  Entire Agreement............................................... 34
      12.8  Counterparts................................................... 34
      12.9  Brokers and Agents............................................. 34
      12.10  Expenses...................................................... 34
      12.11  Specific Performance; Remedies................................ 35
      12.12  Notices....................................................... 35
      12.13  Governing Law................................................. 37
      12.14  Severability.................................................. 37
      12.15  Consent of SHAREHOLDERS....................................... 37

                      APPENDICES, SCHEDULES AND ANNEXES

Appendix A.1       -   Representations and Warranties of INVESTORS
Appendix A.2       -   Representations and Warranties of EMPLOYEE SHAREHOLDERS
Appendix A.3       -   Representations and Warranties of USOP and NEWCO
Annex I            -   Shareholders and Stock Ownership of the COMPANY
Annex II           -   Plan of Merger
Annex III          -   Forms of Employment Agreement
Annex IV           -   Form of Opinion of Morgan, Lewis & Bockius LLP
Annex V            -   Form of Opinion of Counsel to the COMPANY and EMPLOYEE
                       SHAREHOLDERS
Annex VI           -   Form of Noncompetition Agreement
Annex VII          -   Form of Nonsolicitation Agreement
Annex VIII         -   Form of Affiliates Agreement
Annex IX           -   Form of Pledge Agreement

Schedule 1.4       -   Accounting Schedule
Schedule 5.3       -   Certain Permitted Activities
Schedule 7.8       -   Guarantees
Schedule 7.9       -   Debt to be Repaid
Schedule 12.9      -   Brokers and Agents
Schedule A.1.2     -   Share Ownership; Options
Schedule A.2.1     -   Qualifications to Do Business
Schedule A.2.4     -   Capital Stock of the COMPANY
Schedule A.2.7     -   Subsidiaries
Schedule A.2.8     -   Names of Predecessor Companies
Schedule A.2.9     -   Spin-off by the COMPANY
Schedule A.2.10    -   Financial Statements
Schedule A.2.11    -   Liabilities and Obligations
Schedule A.2.12    -   Accounts and Notes Receivable
Schedule A.2.13    -   Licenses, Franchises, Permits and other Governmental
                       Authorizations
Schedule A.2.14    -   Environmental Matters
Schedule A.2.15    -   Real Property, Leases and Significant Personal Property
Schedule A.2.16    -   Significant Customers and Material Contracts
Schedule A.2.18    -   Insurance Policies and Claims
Schedule A.2.19    -   Officers, Directors and Key Employees; Employment
                       Agreements; Compensation
Schedule A.2.20    -   Employee Benefit Plans
Schedule A.2.22    -   Tax Returns and Examinations
Schedule A.2.25    -   Changes Since Balance Sheet Date
Schedule A.2.26    -   Bank Accounts; Powers of Attorney

                    AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of the 29th day of April, 1996, by and among U.S. OFFICE PRODUCTS COMPANY, a Delaware corporation ("USOP"), SCHOOL SPECIALTY, INC., a Wisconsin corporation (the "COMPANY"), SCHOOL ACQUISITION CORP., a Delaware corporation ("NEWCO"), and the investors in the COMPANY, listed on ANNEX I hereto (each an "INVESTOR", and collectively the "INVESTORS"). The shareholders of the COMPANY listed on ANNEX I hereto (each a "SHAREHOLDER", and collectively the "SHAREHOLDERS") are all of the shareholders of the COMPANY. ANNEX I hereto identifies each INVESTOR as, and such INVESTOR is sometimes herein referred to as, either an "EMPLOYEE SHAREHOLDER" or an "OUTSIDE SHAREHOLDER." Certain INVESTORS are also holders of stock options, warrants and Preferred Stock, par value $1.00 per share, of the Company, as set forth on ANNEX I hereto.

            WHEREAS, NEWCO is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated solely for the purpose of completing the transactions set forth herein, and is a wholly-owned subsidiary of USOP;

            WHEREAS, the respective Boards of Directors of NEWCO and the COMPANY (which together are sometimes hereinafter together referred to as the "Constituent Corporations") deem it advisable and in the best interests of the Constituent Corporations and their respective shareholders that NEWCO merge with and into the COMPANY pursuant to this Agreement, the Plan of Merger set forth as Annex II hereto (the "Plan of Merger") and the applicable provisions of the laws of the State of Delaware and the State of Wisconsin, such transaction sometimes being herein called the "Merger";

            WHEREAS, the Boards of Directors of each of the Constituent Corporations have approved and adopted this Agreement as a plan of reorganization (a "tax-free reorganization") within the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code");

      NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    PLAN OF REORGANIZATION

      1.1   THE MERGER.  At the Effective Time (as hereinafter defined),
NEWCO shall be merged with and into the COMPANY pursuant to this Agreement and the Plan of Merger and the separate corporate existence of NEWCO shall cease. The COMPANY, as it exists from and after the Effective Time, is sometimes hereinafter referred to as the "Surviving Corporation."

      1.2 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of USOP, NEWCO, the COMPANY or any INVESTOR, the shares of capital stock of each of the Constituent Corporations shall be converted as set forth in the Plan of Merger.

      1.3 CERTAIN INFORMATION WITH RESPECT TO THE CAPITAL STOCK OF THE COMPANY, USOP and NEWCO. The respective designations and numbers of outstanding shares and voting rights of each class of outstanding capital stock of the COMPANY, USOP and NEWCO are as follows:


            (a) the authorized capital stock of the COMPANY consists of 180,000 shares of voting common stock, par value $10.00 per share ("Voting Common Stock"), of which 79,939 shares of Voting Common Stock are issued and outstanding (and of which 143,332 shares of Voting Common Stock will be issued and outstanding following consummation of the transactions referred to in Section 5.9 hereof); 50,000 shares of non-voting common stock, par value $1.00 per share ("Non-Voting Common Stock"), of which 3,298 shares of Non-Voting Common Stock are issued and outstanding (and of which

      27,491.8 shares of Non-Voting Common Stock will be issued and outstanding following consummation of the transactions referred to in Section 5.9 hereof); and 2,000 shares of preferred stock, par value $1.00 per share ("Preferred Stock"), of which 1,000 shares are issued and outstanding (and none of which Preferred Stock will be issued and outstanding following consummation of the transactions referred to in Section 5.9 hereof) (the Voting Common Stock, Non-Voting Common Stock and Preferred Stock are sometimes collectively referred to herein as the "COMPANY Stock");

            (b) the authorized capital stock of USOP is 100,000,000 shares of common stock, $.001 par value ("USOP Stock"), of which 30,818,076 shares were issued and outstanding as of April 10, 1996, and 500,000 shares of preferred stock, $.001 par value, of which no shares are issued and outstanding; and

            (b) the authorized capital stock of NEWCO consists of 100 shares of common stock, no par value ("NEWCO Stock"), all of which shares are issued and outstanding.

      1.4   CERTAIN MATTERS WITH RESPECT TO THE MERGER CONSIDERATION.

            (a) The parties hereto acknowledge and agree that the consideration set forth in section 4(a) of the Plan of Merger is based upon the COMPANY's representation and warranty to USOP and NEWCO that as of the Effective Time (i) the COMPANY'S Shareholders' Deficit (the "Shareholders' Deficit"), as determined in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as hereinafter provided in this Section 1.4(a)), will be no greater than $5,300,000; (ii) in connection with the exercise of all outstanding stock options or warrants and the conversion of all outstanding shares of Preferred Stock into shares of Common Stock, the COMPANY shall have received cash (the "Additional Cash") in an aggregate amount of at least $1,800,000; (iii) the

      COMPANY'S long-term debt (which shall not include for this purpose (a) amounts outstanding under the COMPANY's revolving line of credit with Bank One, Milwaukee, National Association, (b) non-competition covenants or (c) capital lease obligations aggregating less than $650,000), including the current portion thereof, as determined in accordance with GAAP (the "Long-Term Debt"), will be no greater than $17,000,000. The EMPLOYEE SHAREHOLDERS have attached hereto Schedule 1.4 (the "Accounting Schedule"), setting forth the Shareholders' Deficit, the Additional Cash, and the Long-Term Debt as of April 26, 1996. The Accounting Schedule shall be updated by the Investors' Agent (as defined in Section 12.1 hereof) as of the Effective Time on behalf of the EMPLOYEE SHAREHOLDERS. For purposes of determining whether an adjustment is to be made in the consideration to be paid pursuant to section 4 of the Plan of Merger, the Shareholders' Deficit shall be subject to the following adjustments and agreements: (s) if the Additional Cash is less than $1,800,000, the Shareholders' Deficit shall be increased by an amount equal to the remainder of $1,800,000 minus the Additional Cash; (t) if the Long-Term Debt is more than $17,000,000, the Shareholders' Deficit shall be increased by an amount equal to the remainder of the Long-Term Debt minus $17,000,000; (u) the accrual for vacation pay used in the calculation of the Shareholders' Deficit (on an after-tax basis) shall be $287,153; (v) the calculation of the Shareholders' Deficit shall not reflect any deferred tax assets; (w) the calculation of the Shareholders' Deficit shall not reflect any fees, expenses and disbursements of the INVESTORS, the COMPANY and their agents, representatives, financial advisors (other than the $250,000 fee payable to Dain Bosworth, which the COMPANY has accrued in full as of the date hereof), accountants and counsel paid or to be paid by the COMPANY in connection with the subject matter of this Agreement (PROVIDED, that all such fees, expenses and disbursements paid or payable by the COMPANY shall be paid or fully accrued by the COMPANY as of a date no later than April 27, 1996); (x) the calculation of the Shareholders' Deficit shall include (i) an accrual for the unamortized portion of the loan discount attributable to the COMPANY's subordinated debentures from Bank of America Illinois and (ii) an accrual for the payment of dividends to the holders of the COMPANY's Preferred Stock; (y) the calculation of the Shareholders' Deficit shall not reflect any increase to the extent caused by a net loss of the COMPANY for the month of April 1996 (as reflected on the COMPANY's financial statements) that is greater than $750,000 but not more than $1,000,000; and (z) the calculation of the Shareholders' Deficit shall not reflect the $265,000 reduction in the COMPANY's cash resulting from the payment by the COMPANY on or before April 27, 1996 of a prepayment penalty to Bank One, Milwaukee, National Association. USOP shall cause Price Waterhouse LLP to review such updated Accounting Schedule as promptly as practicable after the Effective Time to determine its accuracy and, in the event that Price Waterhouse LLP does not agree with Schedule 1.4, shall deliver a written notice to the Investors' Agent on behalf of the EMPLOYEE SHAREHOLDERS, setting forth USOP's determination of the Shareholders' Deficit, the Additional Cash and the Long-Term Debt at the Effective Time on behalf of the EMPLOYEE SHAREHOLDERS.

            (b) In the event that Price Waterhouse LLP does not agree with the updated Accounting Schedule, USOP and the Investors' Agent shall seek to resolve the amount, if any, of the merger consideration adjustment to be made pursuant to section 4(b) of the Plan of Merger. In the event that USOP and the Investors' Agent cannot resolve the amount of such adjustment, they shall mutually agree on an independent accounting firm to review the updated Accounting Schedule and determine the amount, if any, of the merger consideration adjustments to be made. In the event that USOP and the Investors' Agent cannot agree on an independent accounting firm to review the updated Accounting Schedule, Price Waterhouse LLP shall select such independent accounting firm. The determination of such independent accounting firm shall be final and binding on the parties hereto. The costs of the independent accounting firm shall be borne by the party (either USOP or the Investors' Agent) whose determination of Shareholders' Deficit at the Effective Time was furthest from the determination of the independent accounting firm, or equally by USOP and the Investors' Agent in the event that the determination by the independent accounting firm is equidistant between the determinations of the parties.

      1.5 PLEDGE AGREEMENT. At the Closing, the parties shall establish a pledge arrangement pursuant to a Pledge Agreement, substantially in the form attached as Annex IX hereto, which will secure the payment of the merger consideration adjustment pursuant to section 4(b) of the Plan of Merger and the indemnification obligations of the INVESTORS by means of a pledge of a portion of the merger consideration pursuant to section 4 of the Plan of Merger.

2.    CLOSING

      A closing of the consummation of the Merger and the other transactions contemplated by this Agreement shall take place on the date hereof at the offices of Morgan, Lewis & Bockius LLP, 1800 M Street, N.W., Washington, D.C. (such consummation is hereinafter referred to as the "Closing", and the date thereof is referred to herein as the "Closing Date"). On the Closing Date, a Certificate of Merger shall be filed with the Secretary of the State of Delaware in accordance with the provisions of the Delaware General Corporation Law and Articles of Merger shall be filed with the Secretary of the State of Wisconsin in accordance with the provisions of the Wisconsin Business Corporation Law (the "WBCL"), and the Merger shall become effective upon the latter of such filings or at such later time on the Closing Date as may be specified in the filings with the Secretary of the State of Delaware and the Secretary of the State of Wisconsin (the "Effective Time").

3.    REPRESENTATIONS AND WARRANTIES OF INVESTORS

      3.1 REPRESENTATIONS AND WARRANTIES OF INVESTORS. To induce USOP and NEWCO to enter into this Agreement and consummate the transactions contemplated hereby, each INVESTOR, severally (but not jointly), represents and warrants as of the Closing Date to USOP and NEWCO as set forth in Section A.1 of Appendix A hereto, which representations and warranties are incorporated in this Section
3.1 by reference and are deemed to be part of this Agreement.

      3.2 REPRESENTATIONS AND WARRANTIES OF EMPLOYEE SHAREHOLDERS. To induce USOP and NEWCO to enter into this Agreement and consummate the transactions contemplated hereby, each EMPLOYEE SHAREHOLDER, jointly and severally, represents and warrants as of the Closing Date to USOP and NEWCO as set forth in Section A.2 of Appendix A hereto, which representations and warranties are incorporated in this Section 3.2 by reference and are deemed to be part of this Agreement.

4.    REPRESENTATIONS OF USOP AND NEWCO

      To induce the COMPANY and the INVESTORS to enter into this Agreement and consummate the transactions contemplated hereby, USOP represents and warrants as of the Closing Date to the COMPANY and the INVESTORS as set forth in Section A.3 of Appendix A hereto, which representations and warranties are incorporated in this Section 4 by reference and are deemed to be part of this Agreement.

5.    COVENANTS PRIOR TO CLOSING

      5.1   ACCESS AND COOPERATION; DUE DILIGENCE.

            (a) Between the date of this Agreement and the Closing Date, the COMPANY will afford to the officers and authorized representatives of USOP access to all of the sites, properties, books and records of the COMPANY and will furnish USOP with such additional financial and operating data and other information as to the business and properties of the COMPANY as USOP may from time to time reasonably request. The INVESTORS and the COMPANY will cooperate with USOP, its representatives, engineers, auditors and counsel in the preparation of any documents or other material which may be required in connection with this Agreement. USOP, NEWCO, the INVESTORS and the COMPANY will treat all information obtained in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect hereto as confidential in accordance with the provisions of Section 10 hereof.

            (b) Between the date of this Agreement and the Closing Date, USOP will afford to the officers and authorized representatives of the COMPANY access to all of USOP's and NEWCO's sites, properties, books and records and will furnish the COMPANY with such additional financial and operating data and other information as to the business and properties of USOP and NEWCO as the COMPANY may from time to time reasonably request. USOP and NEWCO will cooperate with the COMPANY, its representatives, engineers, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement. The COMPANY will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Section 10 hereof.

      5.2 CONDUCT OF BUSINESS PENDING CLOSING. Between the date hereof and the Closing Date, the COMPANY will:

            (a) carry on its business in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

            (b) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

            (c) perform all of its obligations under agreements relating to or affecting its assets, properties or rights;

            (d) keep in full force and effect present insurance policies or other comparable insurance coverage;

            (e) use reasonable efforts to maintain and preserve its business organization intact, retain its present employees and maintain its relationships with suppliers, customers and others having business relations with it;

            (f) maintain compliance with all permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

            (g) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments; and

            (h) maintain or reduce present salaries and commission levels for all officers, directors, employees and agents, except for ordinary and customary bonuses and salary increases for employees (other than EMPLOYEE SHAREHOLDERS) in accordance with past practice.

      5.3 PROHIBITED ACTIVITIES. Between the date hereof and the Closing Date, the COMPANY has not and from the date hereof, without prior written consent of USOP and except as permitted by Schedule 5.3 hereof, will not:

            (a) make any change in its Articles of Incorporation or By-laws without the written consent of USOP;

            (b) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind;

            (c) declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

            (d) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except if it is in the ordinary course of business (consistent with past practice) or involves an amount not in excess of $10,000, including contracts to provide services to customers;

            (e) increase the compensation payable or to become payable to any officer, director, INVESTOR, employee or agent, or make any bonus or management fee payment to any such person except ordinary and customary bonuses and periodic salary increases to employees (other than EMPLOYEE SHAREHOLDERS);

            (f) create, assume or permit to exist any new mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired;

            (g) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the ordinary course of business (consistent with past practice);

            (h) negotiate for the acquisition of any business or the start-up of any new business;

            (i) merge or consolidate or agree to merge or consolidate with or into any other corporation;

            (j) waive any material rights or claims of the COMPANY, PROVIDED that the COMPANY may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

            (k) commit a material breach or amend or terminate any material agreement, permit, license or other right; or

            (l) enter into any other transaction (i) that is not negotiated at arm's length with a third party not affiliated with the COMPANY, any INVESTOR or any officer, director or SHAREHOLDER of the COMPANY or (ii) outside the ordinary course of business consistent with past practice or (iii) prohibited hereunder.

      5.4 NO SHOP. None of the INVESTORS, the COMPANY or any agent, officer, director or any representative of any of the COMPANY or the INVESTORS will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing or the termination of this Agreement in accordance with its terms, directly or indirectly:

            (a) solicit or initiate the submission of proposals or offers from any person for,

            (b)  participate in any discussions pertaining to or

            (c) furnish any information to any person other than USOP relating to,

any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the COMPANY or a merger, consolidation or business combination of the COMPANY.

      5.5 NOTICE TO BARGAINING AGENTS. Prior to the Closing Date, the COMPANY shall satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements, and shall provide USOP with proof that any required notice has been sent.

      5.6 NOTIFICATION OF CERTAIN MATTERS. Each party hereto shall give prompt notice to the other parties hereto of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of it or him contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and
(b) any material failure of it or him to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. The delivery of any notice pursuant to this Section 5.6 shall not be deemed to (x) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 5.7 hereof, (y) modify the conditions set forth in Sections 6 and 7 hereof, or (z) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      5.7 AMENDMENT OF SCHEDULES. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules, PROVIDED that no amendment or supplement to a Schedule that constitutes or reflects a material adverse change may be made unless USOP, in the case of an amendment or supplement by the COMPANY or any INVESTOR, or the COMPANY and the Investors' Agent, in the case of an amendment or supplement by USOP, consents to such amendment or supplement and, PROVIDED, FURTHER, that the acceptance of any amendment or supplement to any Schedule shall operate as a waiver of any claim under Section 9 hereof or otherwise by the consenting party solely with respect to the item or items set forth in such amendment or supplement.

      5.8 COOPERATION IN OBTAINING REQUIRED CONSENTS AND APPROVALS. Each party hereto shall cooperate in obtaining all consents and approvals required by Sections 6.5 (which shall nonetheless continue to be the responsibility of the EMPLOYEE SHAREHOLDERS and the COMPANY) and 7.5 hereof (which shall nonetheless continue to be the responsibility of USOP). In connection therewith, if required, the COMPANY, the EMPLOYEE SHAREHOLDERS and USOP shall file all notices and other information and documents required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as promptly as practicable after the date hereof.

      5.9   EXERCISE OF OPTIONS AND WARRANTS; CONVERSION OF PREFERRED STOCK.
At the Closing, each INVESTOR who holds options or warrants shall exercise all of such options or warrants, and each INVESTOR who holds shares of Preferred Stock shall convert such shares of Preferred Stock into shares of Voting Common Stock (resulting in the ownership of Common Stock set forth in the fourth table in Annex I hereto), and each such INVESTOR shall execute and deliver all such agreements, instruments, certificates and documents and make all such payments as may be required in connection therewith.

      5.10 TERMINATION OF SHAREHOLDERS AGREEMENT. At the Effective Time, and without any requirement of any further action, the Shareholders Agreement, dated January 9, 1992, among certain of the SHAREHOLDERS, and all rights and obligations of the parties thereunder, shall automatically be terminated and be of no further force and effect.

6.    CONDITIONS PRECEDENT TO OBLIGATIONS OF USOP AND NEWCO

      The obligation of USOP and NEWCO to effect the Merger is subject to the satisfaction, at or before the Effective Time, of the following conditions:

      6.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All of the representations and warranties of the INVESTORS (including without limitation all of the representations and warranties of certain INVESTORS as EMPLOYEE SHAREHOLDERS) and the COMPANY contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by the COMPANY and the INVESTORS (including without limitation all of the representations and warranties of certain INVESTORS as EMPLOYEE SHAREHOLDERS) on or before the Closing Date shall have been duly complied with, performed or satisfied; and certificates to the foregoing effects dated the Closing Date and signed by the Investors' Agent (on behalf of the INVESTORS) shall have been delivered to USOP.

      6.2 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the merger of NEWCO with and into the COMPANY, and no action or proceeding shall have been instituted or threatened to restrain or prohibit USOP's acquisition of the COMPANY Stock or the INVESTORS' acquisition of USOP Stock and no governmental agency or body shall have taken any other action or made any request of USOP as a result of which the management of USOP reasonably deems it inadvisable to proceed with the transactions hereunder.

      6.3 EMPLOYMENT AGREEMENT. Daniel P. Spalding shall have entered into the Employment Agreement referred to in Section 7.3 hereof.

      6.4 OPINION OF COUNSEL. USOP shall have received an opinion from counsel to the COMPANY and the EMPLOYEE SHAREHOLDERS, dated the Closing Date, substantially in the form of Annex V hereto.

      6.5 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency or third party (with respect to Material Contracts, as defined in Section A.2.16 of Appendix A.2 hereto), relating to the consummation by the COMPANY and the INVESTORS of the transactions contemplated herein shall have been obtained and made.

      6.6 CHARTER DOCUMENTS. The COMPANY shall have delivered to USOP (a) a copy of the Articles of Incorporation of the COMPANY certified by an appropriate authority in the state of its incorporation and (b) a copy of the By-laws of the COMPANY certified by the Secretary of the COMPANY.

      6.7 INSURANCE. The COMPANY shall have delivered to USOP evidence that USOP has been added as an additional named insured on all liability insurance policies of the COMPANY.

      6.8 ACCOUNTANT'S LETTER WITH RESPECT TO POOLING OF INTEREST ACCOUNTING TREATMENT. USOP shall have received a letter from Price Waterhouse LLP stating its concurrence, as of the Closing Date, as to the appropriateness of USOP, NEWCO and the transaction contemplated by this Agreement qualifying for pooling of interests accounting treatment in accordance with GAAP and shall have delivered a copy of that letter to the COMPANY. USOP shall have been delivered a copy of the letter delivered to the COMPANY by Ernst & Young LLP as contemplated by Section 7.7 hereof.

      6.9 DUE DILIGENCE REVIEW. USOP shall be fully satisfied in its sole discretion with the results of its review of, and its other due diligence investigations with respect to, the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of the COMPANY.

      6.10 NO MATERIAL ADVERSE CHANGE. No material adverse change in the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of the COMPANY, taken as a whole, shall have occurred; and USOP shall have received certificates dated the Closing Date and signed by the Company and by the Investors' Agent on behalf of the EMPLOYEE SHAREHOLDERS to such effect.

      6.11 PAYMENT OF PREPAYMENT FEES AND PENALTIES. The COMPANY shall have paid, on or before April 27, 1996, all prepayment fees and penalties owing in connection with the early payment (whether on the Closing Date or thereafter) of any outstanding indebtedness of the COMPANY.

      6.12  LONG-TERM DEBT.  At the time of the Closing, the COMPANY's
Long-Term Debt (as defined in Section 1.4 hereof) shall be less than or equal to $17,000,000.


      6.13 NO CONVERTIBLE SECURITIES. At the Effective Time, there shall not be any securities, rights, warrants, options or other instruments originally issued by the COMPANY which, after consummation of the Merger, would be convertible into or exercisable for securities of the Surviving Corporation.

      6.14 NONCOMPETITION AGREEMENTS. Daniel P. Spalding, Leo McKenna and Philip Vanderhyden shall have entered into

Noncompetition Agreements with USOP substantially in the form of ANNEX VI attached.

      6.15 NONSOLICITATION AGREEMENTS. Donald J. Noskowiak, Michael J. Killoren and Clem Massey shall have entered into Nonsolicitation Agreements with USOP substantially in the form of ANNEX VII hereto.

      6.16 AFFILIATES AGREEMENT. The COMPANY shall have received, and furnished copies to USOP, agreements from each director, officer and ten percent shareholder of the COMPANY who will receive shares of USOP Stock in the Merger substantially in the form of ANNEX VIII hereto.

7.    CONDITIONS PRECEDENT TO OBLIGATIONS OF INVESTORS AND COMPANY

      The obligation of the INVESTORS and the COMPANY to effect the Merger is subject to the satisfaction, at or before the Effective Time, of the following conditions:

      7.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All of the representations and warranties of USOP and NEWCO contained in this Agreement shall be true, correct and complete on and as of the Closing Date as though such representations and warranties had been made as of such date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by USOP and NEWCO on or before the Closing Date shall have been duly complied with, performed or satisfied; and a certificate to the foregoing effects dated the Closing Date and signed by the President or any Vice President of USOP shall have been delivered to the COMPANY.

      7.2 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the merger of NEWCO with and into the COMPANY, and no action or proceeding shall have been instituted or threatened to restrain or prohibit USOP's acquisition of the COMPANY Stock or the INVESTORS' acquisition of USOP Stock and no governmental agency or body shall have taken any other action or made any request of COMPANY as a result of which COMPANY reasonably deems it inadvisable to proceed with the transactions hereunder.

      7.3 EMPLOYMENT AGREEMENT. The COMPANY shall have afforded Daniel P. Spalding an opportunity to enter into an Employment Agreement substantially in the form of Annex III hereto.

      7.4 OPINION OF COUNSEL. The COMPANY and the INVESTORS' Agent (on behalf of the INVESTORS) shall have received an opinion from counsel for USOP, dated the Closing Date, substantially in the form of Annex IV hereto.

      7.5 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency or third party relating to the consummation by USOP and NEWCO of the transactions contemplated herein shall have been obtained and made.

      7.6 CERTIFICATES. Each of USOP and NEWCO shall have delivered to the COMPANY (a) copies of their respective Certificates of Incorporation, certified by the Secretary of State of the State of Delaware and (b) copies of their respective By-laws, certified by their respective Secretaries.

      7.7 ACCOUNTANT'S LETTER WITH RESPECT TO POOLING OF INTEREST ACCOUNTING TREATMENT. The COMPANY shall have received a letter from Ernst & Young LLP stating its concurrence, as of the Closing Date, as to the appropriateness of the COMPANY and the transaction contemplated by this Agreement qualifying for pooling of interests accounting treatment in accordance with GAAP and shall have delivered a copy of that letter to USOP. The COMPANY shall have been delivered a copy of the letter delivered to USOP by Price Waterhouse LLP, as contemplated by Section 6.8 hereof.

      7.8 PERSONAL GUARANTEES. The guarantees listed on Schedule 7.8 hereto shall have been terminated.

      7.9   REPAYMENT OF DEBT.  The debt of the COMPANY listed on Schedule
7.9 hereto and any and all obligations arising with respect thereto (including without limitation related legal fees and expenses of McDermott Will & Emery) shall have been paid in full by the COMPANY.

8.    COVENANTS OF USOP AFTER CLOSING.

      8.1 ADEQUATE PUBLIC INFORMATION. USOP will use reasonable best efforts to make and keep available the "adequate public information" required by Rule 144(c) under the 1933 Act.

      8.2 PRESERVATION OF TAX TREATMENT. After the Closing Date, USOP shall not and shall not permit any of its subsidiaries to undertake any act that would jeopardize the tax-free status of the issuance of the Registered Shares (as defined in section 4(a) of the Plan of Merger attached hereto as Annex II) to the INVESTORS.

      8.3 EARLY PUBLICATION. USOP shall publish 30 days' post-closing combined financial results of USOP and the COMPANY for the first full monthly period following the Closing within 30 days of the end of such monthly period in a form sufficient to satisfy the pooling of interest accounting requirements.

9.    INDEMNIFICATION

      9.1 INDEMNIFICATION BY INVESTORS. Each INVESTOR, severally (but not jointly), covenants and agrees that he will indemnify, defend, protect and hold harmless USOP, NEWCO and the Surviving Corporation from, against and in respect of:

            (a) all liabilities, losses, claims, damages, actions, suits, proceedings, demands, assessments, adjustments, settlement payments, deficiencies, costs and expenses (including without limitation reasonable attorneys' fees and expenses) (collectively, "Claims") suffered, sustained, incurred or paid by USOP, NEWCO or the Surviving Corporation in connection with, resulting from or arising out of any breach of any representation or warranty of such INVESTOR set forth in Section A.1 of Appendix A hereto and

            (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including without limitation reasonable attorneys' fees and expenses) incident to any of the foregoing or to the enforcement of this Section 9.1;

PROVIDED that the aggregate amount of any of any OUTSIDE SHAREHOLDER'S liability under this Section 9.1 shall not exceed the value of the consideration to be received by such OUTSIDE SHAREHOLDER pursuant to the Plan of Merger.

      9.2 INDEMNIFICATION BY THE EMPLOYEE SHAREHOLDERS. Each EMPLOYEE SHAREHOLDER, jointly and severally, covenants and agrees that he will indemnify, defend, protect and hold harmless USOP, NEWCO and the Surviving Corporation from, against and in respect of:

            (a) all Claims suffered, sustained, incurred or paid by USOP, NEWCO or the Surviving Corporation in connection with, resulting from or arising out of:

                  (i) any breach of any representation or warranty of any INVESTOR or the COMPANY set forth in this Agreement or any certificate or other writing delivered by any INVESTOR or the COMPANY in connection herewith other than the representations and warranties of the INVESTORS set forth in Section A.1 of Appendix A hereto;

                  (ii) any nonfulfillment of any covenant or agreement on the part of any INVESTOR or, prior to the Effective Time, the COMPANY, in this Agreement. This Section 9.2(a)(ii) is intended to and shall survive the termination of certain indemnification rights under
            Section 9.4 hereof;

                  (iii) the assertion against USOP, NEWCO or the Surviving Corporation of any liability or obligation relating to or arising out of the business, operations or assets of the COMPANY prior to the Closing Date, other than those liabilities or obligations that are disclosed in the Accounting Schedule, or out of the actions or omissions of the COMPANY'S directors, officers, shareholders, employees or agents prior to the Closing Date;

                  (iv) any liability or obligation which relates to, or which involves a claim, liability or obligation which arises out of or is based upon, any Environmental Law (as defined in Section A.2.14 of Appendix A.2 hereto) to the extent that such liability or obligation relates to or arises out of, in whole or in part, any activity occurring, condition existing, omission to act or other matter existing prior to the Closing Date;

                  (v) environmental conditions known or unknown existing on or before the Closing Date, at, on, in, from or below the property known as 609 Silver Street, Agawam, Massachusetts (the "Agawam Property") currently leased and operated by the COMPANY, including without limitation the presence of Hazardous Substances (as defined in Section A.2.14 of Appendix A.2 hereto) at or in the Agawam Property, or the Release (as defined in Section A.2.14 of Appendix
            A.2 hereto) or threat of release of Hazardous Substances at, on, in, from or below the Agawam Property or occurring from the off-site use, treatment, storage, disposal, transportation or arranging for the transportation of Hazardous Substances generated by the COMPANY or others on the Agawam Property, or for violation of any Environmental Law with respect to the Agawam Property. This Section 9.2(a)(v) is intended to and shall survive the termination of certain indemnification rights under Section 9.4 hereof;

                  (vi) subject to Section 9.6(b) hereof, the assertion of any liability to Dain Bosworth (whether accrued or unaccrued as of the date hereof) arising in connection with the engagement letter dated September 18, 1995 from Dain Bosworth to the COMPANY or arising in connection with the letter dated April 26, 1996 from

            Dain Bosworth to the COMPANY. This Section 9.2(a)(vi) is intended to and shall survive the termination of certain indemnification rights under Section 9.4 hereof; or

                  (vii)  the matters identified on Schedule A.2.21 hereto.  This
            Section 9.2(a)(vii) is intended to and shall survive the termination of certain indemnification rights under Section 9.4 hereof; and

            (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including without limitation reasonable attorneys' fees and expenses) incident to any of the foregoing or to the enforcement of this Section 9.2;

PROVIDED (a) that no EMPLOYEE SHAREHOLDER shall have any liability under subsection 9.2(a)(i) unless, and solely to the extent that, the amount of the aggregate indemnification obligations under such clause (a)(i) exceeds $800,000 (the "Indemnification Threshold") and (b) the aggregate amount of the EMPLOYEE SHAREHOLDERS liability under this Section 9.2 shall not exceed $40,000,000.

      9.3 INDEMNIFICATION BY USOP. USOP covenants and agrees that it will indemnify, defend, protect and hold harmless each INVESTOR from, against and in respect of:

            (a) all Claims suffered, sustained, incurred or paid by such INVESTOR in connection with, resulting from or arising out of:

                  (i) any breach of any representation or warranty of USOP or NEWCO set forth in this Agreement or any certificate or other writing delivered by USOP or NEWCO in connection herewith; or

                  (ii) any nonfulfillment of any covenant or agreement on the part of USOP or NEWCO in this Agreement; and

            (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including without limitation reasonable attorneys' fees and expenses) incident to any of the foregoing or to the enforcement of this Section 9.3.

      9.4 SURVIVAL. The representations and warranties given or made by the INVESTORS or USOP and NEWCO in this Agreement or in any certificate or other writing furnished in connection herewith, and all rights to assert an indemnification claim under Section 9.2(a)(i), (iii) or (iv) hereof, shall survive the Closing until (a) the date of completion of the first audit of financial statements containing combined operations for those items that would be expected to be encountered in the audit process or (b) the first anniversary of the Closing Date for other items and shall thereafter terminate and be of no further force or effect except that any representation or warranty as to which, and all rights under Sections 9.2(a)(i), (iii) and (iv) hereof pursuant to which, a claim (including without limitation a contingent claim) shall have been asserted during the survival period shall continue in effect with respect to such claim until such claim shall have been finally resolved or settled.

      Each party shall be entitled to rely upon the representations and warranties of the other party or parties set forth herein regardless of any investigation or audit conducted before or after the Closing Date or the decision of any party to complete the Closing; PROVIDED that a party shall not be liable for a Claim under Section 9.2(a)(i) or 9.3(a)(i) (as the case may be) if such party can establish that the General Counsel of USOP (in the case of a Claim under Section 9.2(a)(i)) or the President of the COMPANY (in the case of a Claim under Section 9.3(a)(i)) had actual knowledge on or before the Closing of the event or breach resulting in such Claim.

      9.5 INDEMNIFICATION PROCEDURE. All claims for indemnification under Sections 9.1, 9.2 and 9.3 hereof shall be asserted and resolved as follows:

            (a) In the event that any claim or demand for which a party (the "Indemnifying Party") would be liable to another party (the "Indemnified Party") hereunder is asserted against an Indemnified Party by a third party, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand) (the "Claim Notice"). The Indemnifying Party shall have 30 days from the receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes the Indemnifying Party's liability to the Indemnified Party hereunder with respect to such claim or demand (including any dispute as to whether the Indemnification Threshold has been met) and (ii) if the Indemnifying Party does not dispute such liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against such claim or demand, provided that the Indemnified Party is hereby authorized (but not obligated) prior to and during the Notice Period to file any motion, answer or other pleading and to take any other action which the Indemnified Party shall deem necessary or appropriate to protect the Indemnified Party's interests. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute the Indemnifying Party's obligation to indemnify hereunder and desires to defend the Indemnified Party against such claim or demand and except as hereinafter provided, the Indemnifying Party shall have the right to defend by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by the Indemnifying Party to a final conclusion; PROVIDED that, unless the Indemnified Party otherwise agrees in writing, the Indemnifying Party may not settle any matter (in whole or in part) unless such settlement includes a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at the Indemnified Party's sole cost and expense. If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party, without waiving any rights against the Indemnifying Party, may settle or defend against any such claim in the Indemnified Party's sole discretion and, if it is ultimately determined that the Indemnifying Party is responsible therefor under this Section 9, then the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred.

            (b) If at any time, in the reasonable opinion of the Indemnified Party, notice of which shall be given in writing to the Indemnifying Party, any such claim or demand seeks material prospective relief which could have a materially adverse effect on the assets, liabilities, financial condition, results of operations or business prospects of any Indemnified Party, the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such claim or demand and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party should elect to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense of such claim or demand at the sole cost and expense of the Indemnifying Party.

            (c) In the event the Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within the Notice Period that the Indemnifying Party disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder.

            (d) Nothing herein shall be deemed to prevent the Indemnified Party from making, and an Indemnified Party may make, a claim hereunder for potential or contingent claims or demands provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such a claim or demand may be made. The Indemnified Party shall, to the extent commercially appropriate, diligently pursue all potential or contingent claims or demands until such time, if ever that they become claims or demands otherwise subject to this Section 9.5.

            (e) The Indemnified Party's failure to give reasonably prompt notice to the Indemnifying Party of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party unless the failure to give such notice materially and adversely prejudiced the Indemnifying Party.

            (f) The procedures set forth in this Sections 9 shall not apply to claims or demands of any Indemnified Party which, in the reasonable opinion of USOP, NEWCO or the Surviving Corporation may be covered by the Indemnification Threshold. As part of any claim or demand for indemnification by any Indemnified Party, such Indemnified Party must demonstrate that the Indemnification Threshold has been met.

            (g) The Indemnifying Party shall be subrogated to the rights of the Indemnified Party with respect to any matter as to which (i) the Indemnifying Party shall have fully indemnified the Indemnified Party and (ii), if USOP, NEWCO or the Surviving Corporation is the Indemnified Party, the Indemnified Party shall have fully recovered the amount of the Indemnification Threshold from a third party, and shall have the right to pursue, at the Indemnifying Party's sole cost and expense, any and all claims arising out of such matter in the name of and with the full authority of the Indemnified Party; provided, however, that the Indemnifying Party shall not pursue such claims in a manner that is likely to give rise to a claim against the Indemnified Party, and the Indemnifying Party hereby agrees to indemnify and hold harmless the Indemnified Party against any and all Claims resulting from or arising out of any such pursuit.

      9.6   CERTAIN ADJUSTMENTS.

            (a) The parties hereto will make appropriate adjustments for any Tax benefits, Tax detriments or insurance proceeds in determining the amount of any indemnification obligation under Section 9 hereof, PROVIDED that no Indemnifying Party shall be obligated to seek any payment pursuant to the terms of any insurance policy.

            (b) The EMPLOYEE SHAREHOLDERS, jointly and severally, shall be liable to USOP, NEWCO and the Surviving Corporation under Section 9.2(a)(vi) hereof only if, and to the extent that, the aggregate amount for which they would otherwise (but for this provision) be liable to USOP, NEWCO and the Surviving Corporation under such Section and the other applicable Sections of this Section 9 exceeds in the aggregate $250,000.

10.   NONDISCLOSURE OF CONFIDENTIAL INFORMATION

      10.1 INVESTORS. Each INVESTOR recognizes and acknowledges that he had in the past, currently has, and in the future may possibly have, access to certain confidential information of the COMPANY and/or USOP, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the COMPANY's and/or USOP's respective businesses. Each INVESTOR agrees that he will not disclose or use confidential information with respect to the COMPANY and/or USOP to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of USOP and to counsel and other advisers, PROVIDED that such advisers (other than counsel) agree to the confidentiality provisions of this Section 10.1, unless (a) such information becomes known to the public generally through no fault of any INVESTOR, (b) disclosure is required by appropriate regulatory authorities, applicable law or the order of any governmental authority under color of law, or (c) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, PROVIDED, that prior to disclosing any information pursuant to clause (a), (b) or (c) above (except to appropriate regulatory authorities), the INVESTOR shall, if possible, give prior written notice thereof to USOP and provide USOP with the opportunity to contest such disclosure; PROVIDED, that nothing contained herein shall prevent any INVESTOR from using such information in connection with its commercial lending and investing businesses so long as such information is not disclosed to any third party. In the event of a breach or threatened breach by any INVESTOR of the provisions of this Section, USOP shall be entitled to an injunction restraining the INVESTOR from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting USOP from pursuing any other available remedy for such breach or threatened breach, including without limitation the recovery of damages.

      10.2 USOP AND NEWCO. Each of USOP and NEWCO recognizes and acknowledges that it had in the past, currently has, and in the future may possibly have, access to certain confidential information of the COMPANY, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the COMPANY's business.

Each of USOP and NEWCO agrees that, prior to the Closing, or if there shall not be a Closing, they will not disclose confidential information with respect to the COMPANY to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of the Company and to counsel and other advisers, PROVIDED that such advisers (other than counsel) agree to the confidentiality provisions of this Section 10.2, unless (a) such information becomes known to the public generally through no fault of the USOP or NEWCO, (b) disclosure is required by law or the order of any governmental authority under color of law, or (c) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, PROVIDED, that prior to disclosing any information pursuant to clause (a), (b) or (c) above, USOP shall, if possible, give prior written notice thereof to the COMPANY and provide the COMPANY with the opportunity to contest such disclosure. In the event of a breach or threatened breach by USOP or NEWCO of the provisions of this Section, the COMPANY shall be entitled to an injunction restraining USOP and NEWCO from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the COMPANY from pursuing any other available remedy for such breach or threatened breach, including without limitation the recovery of damages.

      10.3 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Sections 10.1 and 10.2 hereof, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against them by injunctions and restraining orders.

      10.4 SURVIVAL. The obligations of the parties under this Section 10 shall survive the termination of this Agreement.

11. FEDERAL SECURITIES ACT REPRESENTATIONS

      11.1 ECONOMIC RISK; SOPHISTICATION. Each INVESTOR has received a copy of the USOP Prospectus (as defined in Section A.1.4 of Appendix A hereto). Each INVESTOR represents and warrants that such INVESTOR has not relied on any purchaser representative, or on the COMPANY or any other INVESTOR, in connection with the acquisition of shares of USOP Stock hereunder. The INVESTORS (a) have such knowledge, sophistication and experience in business and financial matters that they are capable of evaluating the merits and risks of an investment in the shares of USOP Stock, (b) fully understand the nature, scope and duration of the limitations on transfer contained in this Agreement and (c) can bear the economic risk of an investment in the shares of USOP Stock and can afford a complete loss of such investment. The INVESTORS have had an adequate opportunity to ask questions and receive answers from the officers of USOP concerning any and all matters relating to the transactions described herein including without limitation the background and experience of the officers and directors of USOP, the plans for the operations of the business of USOP, the business, operations and financial condition of USOP, and any plans for additional acquisitions and the like. The INVESTORS have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to their satisfaction.

      11.2 SALES OF STOCK. Each INVESTOR acknowledges and agrees that USOP will not provide such INVESTOR with a prospectus for such INVESTOR's use in selling the Registered Shares (as defined in section 4(a) of the Plan of Merger attached hereto as Annex II) and agrees to sell such shares only in accordance with the requirements, if any, of Rule 145(d) promulgated under the Securities Act.

12.   GENERAL

      12.1  INVESTORS' AGENT.

            (a)   The INVESTORS irrevocably make, constitute and appoint Daniel
P. Spalding as their agent and attorney-in-fact (the "Investors' Agent") and authorize and empower him to fulfill the role of Investors' Agent hereunder. In the event of the death, resignation or incapacity of Mr. Spalding, Leo McKenna shall act as the Investors' Agent in his place. In the event of the death, resignation or incapacity of the above-named successor Investors' Agent, his successor shall be appointed within 30 days of such death, resignation or incapacity by the then remaining INVESTORS, whose choice shall be final and binding upon all of the INVESTORS. The decisions and actions of any successor Investors' Agent shall be, for all purposes, those of a Investors' Agent as if originally named herein.

            (b) Subject to Section 12.1(g) hereof, the Investors' Agent is hereby fully authorized and directed by the INVESTORS, for them and in their names, (i) to represent the INVESTORS at the Closing and to take any and all other action or execute such agreements or documents in connection with the Closing as the Investors' Agent deems in its sole discretion to be reasonable and necessary, including without limitation agreeing to modify and adjust the consideration to be received by the INVESTORS, execution and delivery of Closing documents and certificates including without limitation stock certificates and powers, and acceptance of the definitive Accounting Schedule as final and binding (ii) to amend, modify or waive any of the provisions of this Agreement or any other agreements or documents to be executed and delivered in accordance therewith, (iii) to receive all payments to be made to any INVESTOR hereunder,
(iv) to receive all Claim Notices and all other notices and communications directed to him or the INVESTORS under this Agreement and to take any action or no action in connection therewith as he may deem appropriate and (v) to take any action (or to determine to take no action) with respect to the transactions contemplated by this Agreement, whether before or after the Closing, as he may deem appropriate as effectively as the INVESTORS could act themselves, including without limitation acceptance of service of process and other pleadings and the settlement or compromise of any dispute or controversy. The authority granted hereunder is deemed to be coupled with an interest.

            (c) The death, resignation or incapacity of any Investors' Agent or the death or incapacity of any INVESTOR shall not terminate the authority and agency of the Investors' Agent.

            (d) By their execution hereof, Mr. Spalding accepts his appointment as Investors' Agent hereunder and Mr. McKenna accepts his appointment as successor Investors' Agent hereunder. Messrs. Spalding and McKenna each hereby agrees to exercise the rights and perform the obligations of Investors' Agent in accordance with the terms and conditions of this Agreement.

            (e) The EMPLOYEE SHAREHOLDERS jointly and severally agree to indemnify and hold harmless USOP and NEWCO against any and all claims, losses, liabilities and expenses (including without limitation reasonable legal fees and expenses) which may be asserted against or incurred or paid by any of them (i) as a result of any negligent, fraudulent or otherwise unauthorized or improper act or omission of the Investors' Agent or (ii) in connection with any claim, litigation or other dispute between or among any of the INVESTORS or the Investors' Agent.

            (f) Notwithstanding anything herein to the contrary, the COMPANY and USOP shall be protected in acting upon any instructions or other acts of the Investors' Agent so long as they, in good faith but without any obligation to investigate, do not believe that such instructions are not duly authorized, genuine and correct, and the only recourse that the INVESTORS shall have with respect to actions and omissions of the Investors' Agent shall be against the Investors' Agent.

            (g) The Investors' Agent may act without the consent of the INVESTORS in all cases, except in such cases where an action could have a material adverse effect on the rights or obligations of any INVESTOR.

            (h) The Investors' Agent shall not be liable to the INVESTORS for any error of judgment or for any action taken or omitted by him or for any mistake of fact or law, or for anything which he may do or refrain from doing in connection herewith except his own willful or intentional misconduct or fraud. The Investors' Agent shall be reimbursed by the INVESTORS for his reasonable legal fees and expenses and direct expenses incurred in the performance of his duties as Investors' Agent as set forth in this Agreement.

            (i) The Investors' Agent shall promptly notify the INVESTORS upon the receipt of any Claim Notice pursuant to Section 9.5 hereof.

    12.2 ACCOUNTS RECEIVABLE. In the event that all accounts and notes receivable of the COMPANY are not collected in full within 14 months after the Closing then, at the request of the Surviving Corporation, the EMPLOYEE SHAREHOLDERS shall pay the Surviving Corporation an amount equal to the receivables not so collected, less an allowance for doubtful accounts equal to the reserve for doubtful accounts utilized in the preparation of the March Balance Sheet (as defined in Section A.1.10 of Appendix A hereto), and upon receipt of such payment the Surviving Corporation shall assign to the EMPLOYEE SHAREHOLDERS (who, in turn, shall assign pro rata to the INVESTORS) all of its rights with respect to the uncollected accounts and notes receivable giving rise to the payment and shall also thereafter promptly remit any excess collections received by it with respect to such assigned receivables.

      12.3 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date solely:

            (a) by mutual consent of the boards of directors of USOP and the COMPANY;

            (b) by the Investors' Agent (on behalf of the INVESTORS) and the COMPANY (acting through its board of directors) as a group, on the one hand, or by USOP (acting through its board of directors), on the other hand, if the Closing shall not have occurred on or before May 30, 1996; provided that the right to terminate this Agreement under this Section 12.3(b) shall not be available to either party (with the INVESTORS and the COMPANY deemed to be a single party for this purpose) whose material misrepresentation, breach of warranty or failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

            (c) by Investors' Agent (on behalf of the INVESTORS) and the COMPANY (acting through its board of directors) as a group, on the one hand, or by USOP (acting through its board of directors), on the other hand, if there is or has been a material breach, failure to fulfill or default on the part of the other party (with the INVESTORS and the COMPANY deemed to be a single party for this purpose) of any of the representations and warranties contained herein or in the due and timely performance and satisfaction of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made or shall not reasonably be expected to occur before the Closing Date; PROVIDED that, nothing in this Section 12.3(c), shall cause the INVESTORS and/or the COMPANY to be deemed to be making any representation or warranty jointly and severally.

      12.4 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 12.3 hereof, this Agreement shall forthwith become void (except for this Section 12.4 and Section 9, Section 10 and Sections 12.11 and 12.14 hereof), and there shall be no liability or obligation on the part of any party hereto. Notwithstanding the foregoing, if such termination is due to a material breach or material failure to fulfill any of the representations, warranties, covenants or agreements set forth in this Agreement on the part of either party hereto (with the INVESTORS and the COMPANY deemed to be a single party for purposes of this
Section 12.4), then such party shall be liable to the other party hereto (a) to the extent of the expenses incurred by such other party in connection with this Agreement and the transactions contemplated hereby and (b) in the case of either a material breach of any of the representations or warranties which is known when made or should have been known with the exercise of reasonable diligence, or the willful material failure to fulfill of any of the covenants or agreements, also for damages in accordance with applicable law; PROVIDED that the provisions of the previous sentence shall not expand the indemnification obligations of the OUTSIDE SHAREHOLDERS under this Agreement beyond that described in Section 9.1 hereof.

      12.5 COOPERATION. The COMPANY, INVESTORS, USOP and NEWCO shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. In connection therewith, if required, the President or Chief Financial Officer of the COMPANY will execute any documentation reasonably required by USOP's independent public accountants (in connection with such accountant's audit of the COMPANY) or the Nasdaq Stock Market. The COMPANY will also cooperate and use its reasonable efforts to have the present officers, directors and employees of the COMPANY cooperate with USOP on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any Return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

      12.6 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of USOP, and the successors, heirs and legal representatives of the INVESTORS.

      12.7  ENTIRE AGREEMENT.  This Agreement (which includes the
Appendices, Schedules and Annexes hereto) sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by a written instrument duly executed by USOP, the COMPANY, NEWCO and the Investors' Agent, subject to the terms of
Section 12.1(g) hereof. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

      12.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered (which deliveries may be by telefax) by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

      12.9  BROKERS AND AGENTS.  USOP and NEWCO (as a group), and the
COMPANY and each INVESTOR (as a group) represents and warrants to the other that, except as set forth in Schedule 12.9 hereto, it has not employed any broker or agent in connection with the transactions contemplated by this Agreement and agrees to indemnify the other against all loss, cost, damages or expense relating to arising out of claims for fees or commission of any broker or agent employed or alleged to have been employed by such indemnifying party.

      12.10 EXPENSES. USOP has and will pay the fees, expenses and disbursements of USOP and NEWCO and their agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement, including without limitation the fees and expenses of Price Waterhouse LLP and Morgan, Lewis & Bockius LLP. The COMPANY has and will pay the fees, expenses and disbursements of the INVESTORS, the COMPANY and their agents, representatives, financial advisors (including without limitation, the $250,000 fee payable to Dain Bosworth), accountants and counsel incurred in connection with the subject matter of this Agreement, including without limitation the fees and expenses of Ernst & Young LLP, Franzoi & Franzoi, S.C., Godfrey & Kahn, S.C. and McDermott Will & Emery (PROVIDED, that all such fees, expenses and disbursements paid or payable by the COMPANY shall be paid or fully accrued by the COMPANY as of a date no later than April 27, 1996).

      12.11 SPECIFIC PERFORMANCE; REMEDIES. Each party hereto acknowledges that the other parties will be irreparably harmed and that there will be no adequate remedy at law for any violation by any of them of any of the covenants or agreements contained in this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of any such covenants or agreements, each party hereto shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other parties' covenants and agreements contained in this Agreement. The indemnification provided for in Section 9 hereof shall be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party, PROVIDED that, nothing in this Agreement shall be construed to limit the right of a party to seek specific performance or injunctive or other equitable relief for a breach or threatened breach of this Agreement. Furthermore, nothing in this Agreement shall limit or restrict in any manner any rights or remedies which any party has, or might have, at law, in equity or otherwise, against any other party based on any willful misrepresentation, willful breach of warranty or willful failure to fulfill any covenant or agreement set forth herein.

      12.12 NOTICES. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telefax (with confirmation of receipt), by registered or certified mail, postage prepaid, or by recognized courier service, as follows:

      If to USOP, NEWCO or the Surviving Corporation to:

            U.S. Office Products Company
            1440 New York Avenue, N.W.
            Washington, DC  20005
            Attn: Mark D. Director
            (telefax: 202-628-9509)

      with a required copy to:

            Morgan, Lewis & Bockius LLP
            2000 One Logan Square
            Philadelphia, PA  19103-6993
            Attn: F. Traynor Beck, Esq.
            (telefax: 215-963-5299)

      If to the COMPANY prior to the Merger to:

            School Specialty, Inc.
            1000 N. Bluemound Drive
            P.O. Box 1579
            Appleton, WI  54913-1579
            Attn: Daniel P. Spalding
            (telefax: 414-734-6276)

            Marked:  ADDRESSEE ONLY/PERSONAL AND CONFIDENTIAL

      with a required copy to:

            Franzoi & Franzoi, S.C.
            514 Racine Street
            Menasha, WI  54952
            Attn: Joseph Franzoi, Esq.
            (telefax: 414-725-0998)

      If to any INVESTOR, to the Investors' Agent:

            Daniel P. Spalding
            c/o School Specialty, Inc.
            1000 N. Bluemound Drive
            P.O. Box 1579
            Appleton, WI  54913-1579
            (telefax: 414-734-6276)
      with a required copy to:

            Franzoi & Franzoi, S.C.
            514 Racine Street
            Menasha, WI  54952
            Attn: Joseph Franzoi, Esq.
            (telefax: 414-725-0998)

or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, telefaxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

      12.13 GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Wisconsin.

      12.14 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstance in any other jurisdiction or to other persons or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

      12.15 CONSENT OF SHAREHOLDERS. The SHAREHOLDERS, being all of the shareholders of the COMPANY, in accordance with section 180.0704 of the WBCL, do hereby consent in writing to the following resolution, with the same force and effect as if adopted at a meeting of the shareholders of the COMPANY, duly called and held in accordance with law and the By-Laws of the COMPANY.

            RESOLVED, that, in accordance with sections 180.1107 and 180.1103 of the Wisconsin Business Corporation Law, this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby be and hereby are approved with any required notice as therein provided being expressly waived; and it is further

            RESOLVED, that the Articles of Amendment of the Company, executed by the Company on March 1, 1996, are hereby ratified, approved and confirmed.

                          [INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    U.S. OFFICE PRODUCTS COMPANY


                                    By /s/ Mark D. Director
                                       -----------------------------------------
                                       Mark D. Director
                                       Executive Vice President and
                                       General Counsel


                                    SCHOOL SPECIALTY, INC.


                                    By /s/ Leo P. McKenna
                                       -----------------------------------------
                                       Leo P. McKenna
                                       Secretary


                                    SCHOOL ACQUISITION CORP.


                                    By /s/ Mark D. Director
                                       -----------------------------------------
                                       Mark D. Director
                                       President


                                    BAIRD CAPITAL PARTNERS LIMITED PARTNERSHIP

                                    By:   Robert W. Baird & Co.,
                                             Incorporated
                                          General Partner
Attest:

     (illegible)                          By: /s/ David P. Pelisek
- ------------------------                      ----------------------------------
                                          Name:   David P. Pelisek
                                          Title:  Vice President

                                    RWBCO II PARTNERS FUND LIMITED PARTNERSHIP

                                    By:  Robert W. Baird & Co.,
                                            Incorporated
Attest:                                   General Partner

     (illegible)                    By: /s/ David P. Pelisek
- ------------------------                ----------------------------------------
                                    Name:   David P. Pelisek
                                    Title:  Vice President

                                    BERGSTROM CORPORATION
Attest:

Marla Anderson                      By: /s/ Richard Bergstrom
- ------------------------                ----------------------------------------
                                    Name:   Richard Bergstrom
                                    Title:  VP
Witness

Marla Anderson                      /s/ Joseph F. Franzoi IV
- ------------------------            --------------------------------------------
                                    Joseph F. Franzoi IV

Witness

(illegible)                         /s/ Donald J. Killoren
- ------------------------            --------------------------------------------
                                    Donald J. Killoren

Witness

Marla Anderson                      /s/ Joanne Lee Killoren - P.O.A. DPS
- ------------------------            --------------------------------------------
                                    Joanne Lee Killoren
                                    By Daniel P. Spalding,
                                    attorney-in-fact

Witness

Claudia McClone                     /s/ Michael McClone
- ------------------------            --------------------------------------------
                                    Michael McClone

Witness

Marla Anderson                      /s/ Ralph J. McClone
- ------------------------            --------------------------------------------
                                    Ralph McClone

Witness

Marla Anderson                      /s/ Leo P. McKenna
- ------------------------            --------------------------------------------
                                    Leo McKenna

Witness

Vernice Pearl Albury                /s/ Robert Rodday
- ------------------------            --------------------------------------------
                                    Robert Rodday

                                    KIRBY JEAN COOK TRUST A
Witness

      (illegible)                   By: /s/ Gregory M. Cook
- -----------------------                 ----------------------------------------
                                    Name:   Gregory M. Cook
                                    Title:  Trustee

Witness

      (illegible)                      /s/ Charles Ellerin
- ------------------------            --------------------------------------------
                                    Charles Ellerin

Witness

Marla Anderson                      /s/ Michael J. Killoren
- ------------------------            --------------------------------------------
                                    Michael J. Killoren

Witness

Karen E. Vail                       /s/ Clem Massey
- ------------------------            --------------------------------------------
                                    Clem Massey

Witness

Marla Anderson                      /s/ Donald J. Noskowiak
- ------------------------            --------------------------------------------
                                    Donald J. Noskowiak

                                    BANKAMERICA INVESTMENT CORPORATION
Attest:

                                    By:
- ------------------------                ----------------------------------------
                                    Name:
                                    Title:

Witness

- ------------------------            --------------------------------------------
                                    Ford Bartholow

Witness

- ------------------------            --------------------------------------------
                                    Jeffrey Mann

Witness

- ------------------------            --------------------------------------------
                                    Robert F. Perille

Witness


- ------------------------            --------------------------------------------
                                    Christopher J. Perry

Witness

Marla Anderson                      /s/ Daniel P. Spalding
- ------------------------            --------------------------------------------
                                    Daniel P. Spalding

                                    IRA F/B/O DANIEL P. SPALDING
Witness

(illegible)                         By:           SIGNATURE GUARANTEED
- ------------------------                          MEDALLION GUARANTEED
                                           ROBERT W. BAIRD & CO. INCORPORATED
                                        ----------------------------------------
                                    Name:   Lois C. Phillips
                                    Title:             X0005470
                                           NYSE INC. MEDALLION SIGNATURE PROGRAM
                                           RB060

Witness

Donald J. Sullivan                  /s/ John S. Spalding
- ------------------------            --------------------------------------------
                                    John S. Spalding

                                    IRA F/B/O JOHN S. SPALDING
Witness

(illegible)                         By:           SIGNATURE GUARANTEED
- ------------------------                          MEDALLION GUARANTEED
                                           ROBERT W. BAIRD & CO. INCORPORATED
                                        ----------------------------------------
                                    Name:   Lois C. Phillips
                                    Title:             X0005470
                                           NYSE INC. MEDALLION SIGNATURE PROGRAM

                                    PATRICIA M. SPALDING REVOCABLE TRUST
Witness

Donald J. Sullivan                  By: /s/ John S. Spalding
- ------------------------                ----------------------------------------
                                    Name:   John S. Spalding
                                    Title:  Co-Trustee

Witness

Marla Anderson                      /s/ Philip Vanderhyden, Jr.
- ------------------------            --------------------------------------------
                                    Philip Vanderhyden, Jr.

                                    IRA F/B/O PHILIP VANDERHYDEN, JR.
Witness

(illegible)                         By:           SIGNATURE GUARANTEED
- ------------------------                          MEDALLION GUARANTEED
                                           ROBERT W. BAIRD & CO. INCORPORATED
                                        ----------------------------------------
                                    Name:   Lois C. Phillips
                                    Title:             X0005470
                                           NYSE INC. MEDALLION SIGNATURE PROGRAM
                                           RB060

                                    WALLIS WOOLSEY COOK TRUST A
Witness

(illegible)                         By: /s/ Gregory M. Cook (TTEE)
- ------------------------                ----------------------------------------
                                    Name:   Gregory M. Cook
                                    Title:  Trustee

                                 APPENDIX A

      A.1   REPRESENTATIONS AND WARRANTIES OF INVESTORS

      A.1.1 AUTHORIZATION; VALIDITY. Such INVESTOR has the full legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such INVESTOR and the performance by such INVESTOR of the transactions contemplated herein have been duly and validly authorized. This Agreement is a legal, valid and binding obligation of such INVESTOR, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting the enforcement of creditors' rights in general.

      A.1.2       SHARE OWNERSHIP; OPTIONS.  If such INVESTOR is listed in
Annex I hereto as owning COMPANY Stock, he owns COMPANY Stock, of record and beneficially, of the type and in the amounts set forth in Annex I hereto free and clear of all liens, encumbrances and claims of every kind, except as set forth on Schedule A.1.2. If such INVESTOR is listed in Annex I hereto as owning an option, he owns options, of record and beneficially, of the type and in the amounts set forth in Annex I hereto free and clear of all liens, encumbrances and claims of every kind.

      A.1.3 DISCLOSURE. No representation or warranty by such INVESTOR contained in this Agreement, and no representation, warranty or statement contained in any list, certificate, Schedule or other instrument, document, agreement or writing furnished or to be furnished by such INVESTOR to USOP or NEWCO pursuant hereto or in connection with the negotiation, execution or performance hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement herein or therein not misleading.

      A.1.4 USOP PROSPECTUS. Such INVESTOR has received and reviewed a copy of, and is making his decision to invest in USOP on the basis of, the prospectus dated March 28, 1996 contained in USOP's shelf registration statement on Form S-4.

      A.1.5 ABSENCE OF CLAIMS AGAINST COMPANY. Such INVESTOR has no claims against the COMPANY except for (a) items specifically identified on SCHEDULES A.2.11 and A.2.16 as being claims of or obligations to such INVESTOR and (b) continuing obligations to such INVESTOR relating to his employment by the COMPANY.

      A.1.6 NO ARRANGEMENT TO SELL USOP STOCK. Such Investor does not have any contract, undertaking, agreement or arrangement, written or oral, with any other person to sell, transfer or grant participations in any shares of USOP Stock to be acquired by such INVESTOR.

      A.2   REPRESENTATIONS AND WARRANTIES OF EMPLOYEE SHAREHOLDERS

      A.2.1 DUE ORGANIZATION. The COMPANY is a corporation duly organized, validly existing and is in good standing under the laws of the State of Wisconsin and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted except where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of the COMPANY (a "Material Adverse Effect"). SCHEDULE A.2.1 hereto contains a list of all jurisdictions in which the COMPANY is authorized or qualified to do business. True, complete and correct copies of the Articles of Incorporation and By-laws, each as amended, of the COMPANY are attached hereto as SCHEDULE A.2.1. Such Articles of Incorporation and By-laws are referred to herein as the "Charter Documents." The minute books of the COMPANY as heretofore made available to USOP (and as shall be delivered to USOP at Closing) are correct and complete in all material respects.

      A.2.2 AUTHORIZATION; VALIDITY. The representatives of the COMPANY executing this Agreement have the corporate power and authority to enter into and bind the COMPANY to the terms of this Agreement. The COMPANY has the full legal right, corporate power and authority to enter into this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by the COMPANY and the performance by the COMPANY of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the COMPANY and this Agreement has been duly and validly authorized by all necessary corporate action. This Agreement is a legal, valid and binding obligation of the COMPANY, enforceable in accordance with its terms.

      A.2.3 NO CONFLICTS. The execution, delivery and performance of this Agreement, the consummation of any transactions herein referred to or contemplated by and the fulfillment of the terms hereof and thereof will not:

            (a) conflict with, or result in a breach or violation of the Articles of Incorporation or By-laws of the COMPANY;

            (b) materially conflict with, or result in a material default (or would constitute a default but for any requirement of notice or lapse of time or both) under any document, agreement or other instrument to which the COMPANY is a party, or result in the creation or imposition of any lien, charge or encumbrance on any of the COMPANY's properties pursuant to (i) any law or regulation to which either the COMPANY or any of its property is subject, or (ii) any judgment, order or decree to which the COMPANY is bound or any of its property is subject;

            (c) result in termination or any impairment of any material permit, license, franchise, contractual right or other authorization of the COMPANY; or

            (d) violate, or require any filing, approval or consent under, any law, order, judgment, rule or regulation to which the COMPANY is subject or by which the COMPANY is bound.

No authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery and performance of this Agreement, the consummation of any transactions herein referred to or contemplated by and the fulfillment of the terms hereof and thereof by the COMPANY, except for filings with the Federal Trade Commission and the Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder.

      A.2.4 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the COMPANY is as set forth in Section 1.3(a) hereof. All of the issued and outstanding shares of the capital stock of the COMPANY have been duly authorized and validly issued, are fully paid and nonassessable (except as provided in section 180.0622(2)(b) of the WBCL). All of the issued and outstanding shares of the capital stock of the COMPANY were offered, issued, sold and delivered by the COMPANY in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such shares was issued in violation of the preemptive rights of any shareholder.

      A.2.5 TRANSACTIONS IN CAPITAL STOCK, ACCOUNTING TREATMENT. Except as disclosed in Annex I and in item (1) of SCHEDULE A.2.5 hereto, no option, warrant, call, subscription right, conversion right or other contract or commitment of any kind exists which may obligate the COMPANY to issue, sell or otherwise become outstanding any shares of capital stock. The COMPANY has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Other than the exercise of options and warrants and the conversion of Preferred Stock into shares of Common Stock in connection with the Closing, neither the voting stock structure of the COMPANY nor the relative ownership of shares among any of its shareholders has been altered or changed in contemplation of the Merger. Except as disclosed in item (2) of SCHEDULE A.2.5 hereto, there has been no transaction or action taken with respect to the equity ownership of the COMPANY since March 1, 1994.

      A.2.6 NO BONUS SHARES. None of the shares of COMPANY Stock was issued pursuant to awards, grants or bonuses.

      A.2.7  NO SUBSIDIARIES.   Except as disclosed on SCHEDULE A.2.7, the
COMPANY has no subsidiaries, and does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, nor is the COMPANY, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

      A.2.8 PREDECESSOR STATUS; ETC.. SCHEDULE A.2.8 hereto sets forth a listing of all names of all predecessor companies of the COMPANY, including without limitation the names of any entities from whom the COMPANY has acquired material assets. The COMPANY has not at any time been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

      A.2.9  SPIN-OFF BY THE COMPANY.  Except as disclosed in SCHEDULE
A.2.9 hereto, there has not been any sale or spin-off of material assets of either the COMPANY or any other person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the COMPANY within the preceding two years.

      A.2.10 FINANCIAL STATEMENTS. SCHEDULE A.2.10 hereto includes (a) true, complete and correct copies of the COMPANY's audited Consolidated Balance Sheets as of December 31, 1993, 1994 and 1995 (the end of each of its three most recent completed fiscal years) and audited Consolidated Statements of Income, Cash Flows and Retained Earnings for each of its three most recent completed fiscal years (collectively, the "Audited Financials") and (b) true, complete and correct copies of the COMPANY's Balance Sheet (the "March Balance Sheet") as of March 30, 1996 (hereinafter referred to as the "Balance Sheet Date") and Consolidated Statements of Income for the 13-week period then ended (collectively, the "Interim Financials"; and together with the Audited Financials, the "COMPANY Financial Statements"). The COMPANY Financial Statements have been prepared in accordance with GAAP, subject, in the case of the Interim Financials to normal year-end audit adjustments, which in the aggregate will not be material, and to the omission of footnote information. Each of the Consolidated Balance Sheets included in the COMPANY Financial Statements presents fairly in all material respects the consolidated financial condition of the COMPANY as of the dates indicated thereon, and each of the Consolidated Statements of Income, Cash Flows and Retained Earnings included in the COMPANY Financial Statements presents fairly in all material respects the results of its consolidated operations and its cash flows for the periods indicated thereon.

      A.2.11  LIABILITIES AND OBLIGATIONS.

            (a) Except as disclosed on SCHEDULE A.2.11 attached hereto, the COMPANY is not liable for or subject to any liabilities except for:

                  (i) those liabilities reflected on the March Balance Sheet and not heretofore paid or discharged;

                  (ii) those liabilities arising in the ordinary course of its business consistent with past practice under any contract, commitment or agreement specifically disclosed on any Schedule to this Agreement or not required to be disclosed thereon because of the term or amount involved or otherwise; and

                  (iii) those liabilities incurred, consistent with past practice, in the ordinary course of business and either not required to be shown on the March Balance Sheet or arising since the Balance Sheet Date, which liabilities in the aggregate are of a character and magnitude consistent with past practice.

      For purposes of this Section A.2.11 and Sections 9.1 and 9.2 hereof, the term "liabilities" shall include without limitation any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

            (b) The COMPANY has delivered to USOP, in the case of those liabilities which are not fixed, a reasonable estimate of the maximum amount which may be payable. For each such liability for which the amount is not fixed or is contested, the COMPANY has provided to USOP (i) a summary description of the liability together with (a) copies of all relevant documentation relating thereto, (b) amounts claimed and any other action or relief sought and (c) name of claimant, (ii) all other parties to the claim, suit or proceeding and the name of each court or agency before which such claim, suit or proceeding is pending and (iii) the date such claim, suit or proceeding was instituted.

      A.2.12 ACCOUNTS AND NOTES RECEIVABLE. SCHEDULE A.2.12 hereto sets forth an accurate list, as of a date not more than two business days prior to the date hereof, of the accounts and notes receivable of the COMPANY (including without limitation receivables from and advances to employees and the INVESTORS), which includes an aging of all accounts and notes receivable showing amounts due in 30-day aging categories. Historically, the accounts receivable of the COMPANY have been collectible, subject to the reserve on the COMPANY Financial Statements.

      A.2.13 PERMITS AND INTANGIBLES. The COMPANY owns or holds all licenses, franchises, permits and other governmental authorizations, including without limitation permits, titles (including without limitation motor vehicle titles and current registrations), fuel permits, licenses, franchises, certificates, trademarks, trade names, patents, patent applications and copyrights, the absence of any of which could have a Material Adverse Effect (the "Material Permits"). SCHEDULE A.2.13 hereto sets forth an accurate list and summary description, as of the date hereof, of all Material Permits. To the knowledge of the COMPANY the Material Permits are valid, and the COMPANY has not received any notice that any governmental authority intends to modify, cancel, terminate or not renew any Material Permit. The COMPANY has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the Material Permits and other applicable orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing except where such non-compliance or violation would not have a Material Adverse Effect. The transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the COMPANY by, any Material Permit.

      A.2.14  ENVIRONMENTAL MATTERS.  Except as disclosed in SCHEDULE
A.2.14 hereto, (a) The COMPANY has complied with and is in compliance with all federal, state, local and foreign statutes (civil and criminal), common laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to it and its properties, assets, operations and businesses relating to environmental protection, health, safety or pollution (collectively "Environmental Laws"), including without limitation Environmental Laws relating to air, groundwater, surface water, land or relating to the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Substances, except to the extent that noncompliance with any Environmental Law, either singly or in the aggregate, does not and would not have a Material Adverse Effect; (b) the COMPANY has obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Substances and has reported, to the extent required by all Environmental Laws, all past and present sites owned and operated by the COMPANY where Hazardous Substances have been treated, stored, disposed of or otherwise handled, except to the extent that a failure to do so, either singly or in the aggregate, does not and would not have a Material Adverse Effect; (c) there have been no Releases (as defined in any of the

Environmental Laws) or threats of Releases at, from, in, below or on any property owned or operated by the COMPANY except as permitted by Environmental Laws or where such releases do not and would not have a Material Adverse Effect;
(d) the COMPANY knows of no on-site or off-site location to which the COMPANY has transported or disposed of Hazardous Substances or arranged for the transportation or disposal of Hazardous Substances, which site is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against the COMPANY, USOP or NEWCO for any clean-up cost, remedial work, damage to natural resources or personal injury, including without limitation any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any comparable state law; and (e) the COMPANY does not and would not have any liability in connection with any Release of any Hazardous Substance into the environment, except to the extent that such liability does not and would not have a Material Adverse Effect. For the purposes of this Section A.2.14 the term "Hazardous Substance" means without limitation those substances, whether waste materials, raw materials, finished products, coproducts, byproducts, or any other material or article, which are regulated by, form the basis of liability or are defined as hazardous, extremely hazardous or toxic, under any of the Environmental Laws, including without limitation, petroleum or any byproducts or fractions thereof, asbestos, polychlorinated biphenyls, chemical solvents, or any other material or substance that constitutes a material health, safety or environmental hazard to any person, property or natural resource.

      A.2.15 REAL AND PERSONAL PROPERTY. SCHEDULE A.2.15 hereto sets forth an accurate list of all owned and leased real property, all personal property included in "depreciable plant, property and equipment" on the March Balance Sheet and all other personal property owned or leased by the COMPANY with a value in excess of $10,000 (a) as of the Balance Sheet Date and (b) acquired since the Balance Sheet Date, including in each case true, complete and correct copies of leases for material equipment and all real properties on which are situated buildings, warehouses, workshops, garages and other structures used in the operation of the business of the COMPANY and also including an indication as to which assets are currently owned, or were formerly owned, by any INVESTOR or business or personal affiliates of the COMPANY or any INVESTOR. All of the trucks and other material machinery and equipment of the COMPANY listed on SCHEDULE A.2.15, taken as a whole, are in good working order and condition, ordinary wear and tear excepted. All leases set forth on SCHEDULE A.2.15 are in full force and effect and constitute valid and binding agreements of the COMPANY and, to the knowledge of the COMPANY, the other parties thereto in accordance with their respective terms. All fixed assets used by the COMPANY that are material to the operation of its business are either owned by the COMPANY or leased under an agreement listed on

SCHEDULE A.2.15. SCHEDULE A.2.15 includes without limitation true, complete and correct copies of all title reports and title insurance policies received or owned by the COMPANY that are still in effect. SCHEDULE A.2.15 also includes a summary description of all plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any real property or existing business, to which management of the COMPANY has made any material expenditure in the two-year period prior to the date of this Agreement, which if pursued by the COMPANY or the Surviving Corporation would require additional material expenditures of capital.

      A.2.16 SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND COMMITMENTS. SCHEDULE A.2.16 hereto contains an accurate list of (a) all significant customers (I.E. those customers representing 5% or more of the COMPANY's revenues for the 12 months ending on the Balance Sheet Date, or who have paid to the COMPANY $100,000 or more in any of the past four fiscal quarters) and (b) all material contracts, commitments, leases, instruments, agreements, licenses or permits to which the COMPANY is a party or by which it or its properties are bound (including without limitation contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements) (i) as of the Balance Sheet Date and (ii) entered into since the Balance Sheet Date (collectively, the "Material Contracts"). True, complete and correct copies of the Material Contracts have been delivered or made available to USOP. Except to the extent set forth on SCHEDULE A.2.16 hereto, (x) none of the COMPANY's significant customers have canceled or substantially reduced or, to the knowledge of the COMPANY, are currently attempting or threatening to cancel or substantially reduce service, (y) the COMPANY has complied with all of its material commitments and obligations and is not in default under any of the Material Contracts and no notice of default has been received with respect to any thereof and (z) there are no Material Contracts that were not negotiated at arm's length with third parties not affiliated with the COMPANY, any INVESTOR or any officer or director of the COMPANY. Except as disclosed in SCHEDULE
A.2.16 hereto, (A) the COMPANY is not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union, (B) no employees of the COMPANY are represented by any labor union or covered by any collective bargaining agreement and, to the best of the COMPANY's knowledge, no campaign to establish such representation is in progress, and (C) there is no pending or, to the best of the COMPANY's knowledge, threatened labor dispute involving the COMPANY and any group of its employees nor has the COMPANY experienced any labor interruptions over the past three years and the COMPANY considers its relationship with its employees to be good.

      A.2.17  TITLE TO REAL PROPERTY.   The COMPANY has good and insurable
title to the real property owned and used in its business, including without limitation those reflected on SCHEDULE A.2.15 hereto, subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge, except for:

            (a) liens reflected on SCHEDULES A.2.11 and A.2.15 as securing liabilities reflected on such Schedules (with respect to which liabilities no default exists);

            (b) liens for current taxes not yet payable and assessments not in default;

            (c)  easements for utilities serving the property only; and

            (d) easements, covenants and restrictions and other exceptions to title shown of record in the office of the Register of Deeds (or comparable office) of each county in which the properties, assets and leasehold estates are located which do not in the aggregate materially adversely affect the current use of the property.

      A.2.18 INSURANCE. SCHEDULE A.2.18 hereto sets forth an accurate list, as of the Balance Sheet Date, of all insurance policies carried by the COMPANY and all insurance loss runs or workmen's compensation claims received for the past two policy years. Also attached to SCHEDULE A.2.18 are true, complete and correct copies of all current insurance policies, all of which are in full force and effect

      A.2.19 COMPENSATION; EMPLOYMENT AGREEMENTS. SCHEDULE A.2.19 hereto sets forth an accurate list, as of the date hereof, of all officers, directors and key employees of the COMPANY, listing all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of (a) the Balance Sheet Date and (b) the date hereof. The COMPANY has provided to USOP true, complete and correct copies of all employment contracts, commitments and arrangements with persons listed on SCHEDULE A.2.19.

      A.2.20 EMPLOYEE BENEFIT PLANS. All employee benefit plans, programs and policies (whether formal or informal, and whether maintained for the benefit of a single individual or more than one individual) maintained or contributed to by the COMPANY for the benefit of any current or former employee of the COMPANY or in which such employees are entitled to participate are listed in SCHEDULE
A.2.20 (the "Benefit Plans"), and copies of all such written plans and policies, written descriptions of all such oral plans and policies, and all other documentation relating to such plans and policies have been delivered or made available to USOP.

Except as disclosed on SCHEDULE A.2.20: (a) each Benefit Plan and the administration thereof complies, and has at all times complied, in all material respects with the requirements of all applicable law, including without limitation the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended (the "Code"), and each Benefit Plan intended to qualify under section 401(a) of the Code so qualifies, and each trust which forms a part of any such plan is tax-exempt under section 501(a) of the Code; (b) no Benefit Plan subject to Part 3 of Title I of ERISA has incurred any "accumulated funding deficiency" within the meaning of section 302 of ERISA or section 412 of the Code; (c) no liability has been incurred or is expected to be incurred under Title IV of ERISA to any party with respect to any Benefit Plan, or any other plan presently or heretofore maintained or contributed to by the COMPANY, any predecessor to the COMPANY, or any entity that is or at any time was a member of a controlled group, as defined in Section 412(n)(6)(B) of the Code, which includes or included the COMPANY ("Controlled Group Member"); (d) neither the COMPANY nor any Controlled Group Member has incurred any liability for any tax imposed under section 4971 through 4980B of the Code or civil liability under section 502(i) or (l) of ERISA; (e) the "amount of unfunded benefit liabilities" within the meaning of section 4001(a)(18) of ERISA does not exceed zero with respect to any Benefit Plan subject to Title IV of ERISA; (f) no Benefit Plan is a multiemployer plan within the meaning of section 3(37) of ERISA; (g) no Benefit Plan provides health or death benefit coverage beyond the termination of an employee's employment, except as required by Part 6 of Title I of ERISA or section 4980B of the Code,
(h) no material "reportable event" (within the meaning of section 4043 of ERISA) has occurred with respect to any Benefit Plan or any plan maintained by a Controlled Group Member since the effective date of said section 4043; (i) no suit, actions or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) have been brought against or with respect to any Benefit Plan; (j) all contributions to Benefit Plans that were required to be made under such Benefit Plans have been made as of the Balance Sheet Date, and all benefits accrued under any unfunded Benefit Plan will have been paid, accrued or otherwise adequately reserved in accordance with GAAP as of such date and the COMPANY will have performed by the Closing Date all material obligations required to be performed as of such date under Benefit Plans, and (k) no employee of the COMPANY is represented by a labor union or organization, no labor union or organization has been certified or recognized as a representative of any such employee, there are no pending or, to the knowledge of the COMPANY, threatened representation campaigns concerning union representation involving any employee or efforts of any labor union or organization (or representatives thereof) to organize any employees. If reasonably requested by USOP, the COMPANY will terminate any Benefit Plan substantially contemporaneously with the Closing.

      A.2.21 CONFORMITY WITH LAW; LITIGATION. The COMPANY has not violated any law or regulation or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it, which violations in the aggregate would have a Material Adverse Effect; and except to the extent set forth on SCHEDULE A.2.11, there are no material claims, actions, suits or proceedings, pending or, to the knowledge of the COMPANY, threatened, against or affecting the COMPANY, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received.

      A.2.22  TAXES.   Except as set forth on SCHEDULE A.2.22, (a) the
COMPANY has timely filed or will timely file all requisite federal, state and other Tax (as defined below) returns, reports and forms ("Returns") for all periods ended on or before the Closing Date; (b) there are no examinations in progress or claims against the COMPANY for Taxes for any period or periods and no notice of any claim for Taxes, whether pending or threatened, has been received; (c) the amounts shown as accruals for Taxes on the March Balance Sheet are sufficient for the payment of all Taxes, whenever determined, for all fiscal periods ended on or before that date; (d) the COMPANY has a taxable year ended on December 31 in each year; (e) the COMPANY currently utilizes the accrual method of accounting for income Tax purposes and such method of accounting has not changed in the past five years; (f) the COMPANY has paid or has fully accrued for all Taxes, whenever determined, with respect to periods ending on or before the Closing Date; and (g) the COMPANY has delivered or made available to USOP copies of (i) any Tax examinations, (ii) extensions of statutory limitations for the collection or assessment of Taxes and (iii) the Returns of the COMPANY for the last three (3) fiscal years.

            For purposes of this Agreement, the term "Tax" shall be understood to include any tax or similar governmental charge, impost or levy (including without limitation income taxes, franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes or windfall profit taxes) together with any related penalties, fines, additions to tax or interest imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

      A.2.23 NO VIOLATIONS. Neither the COMPANY nor, to the knowledge of the COMPANY, any other party thereto is (a) in violation of any Charter Document or (b) in default under any Material Contract (the Material Contracts, together with the Charter Documents, being referred to herein as the "Material

Documents"); and, except as set forth in the Schedules attached to this Agreement, (i) the rights and benefits of the COMPANY under the Material Documents will not be materially and adversely affected by the transactions contemplated hereby and (ii) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any material violation or breach or constitute a default under, any of the terms or provisions of the Material Documents or the Charter Documents. Except as described in Schedule A.2.16, none of the Material Documents requires notice to, or the consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby to remain in full force and effect or give rise to any right to termination, cancellation or acceleration or loss of any right or benefit.

      A.2.24  GOVERNMENT CONTRACTS.   The COMPANY is not a party to any
federal governmental contracts subject to price redetermination or renegotiation.

      A.2.25 ABSENCE OF CHANGES. Since the Balance Sheet Date, except as contemplated herein or as set forth on SCHEDULE A.2.25 there has not been:

            (a) any change that by itself or together with other changes, has had a Material Adverse Effect;

            (b) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the COMPANY;

            (c) any change in the authorized capital of the COMPANY or in its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

            (d) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the COMPANY;

            (e) any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by the COMPANY to any of its officers, directors, shareholders or other investors, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

            (f) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, materially adversely affecting the business or future prospects of the COMPANY;

            (g) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of the COMPANY to any person, including without limitation the INVESTORS and their affiliates;

            (h) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the COMPANY, including without limitation any indebtedness or obligation of any INVESTOR or any affiliate thereof, PROVIDED that the COMPANY may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

            (i) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the COMPANY or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

            (j) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business of the COMPANY;

            (k)  any waiver of any material rights or claims of the COMPANY;

            (l) any material breach, amendment or termination of any material contract, agreement, license, permit or other right to which the COMPANY is a party; or

            (m) any transaction by the COMPANY outside the ordinary course of businesses.

      A.2.26 BANK ACCOUNTS; POWERS OF ATTORNEY. SCHEDULE A.2.26 hereto sets forth an accurate list, as of the date of this Agreement, of:

            (a) the name of each financial institution in which the COMPANY has any account or safe deposit box;

            (b)  the names in which the accounts or boxes are held;

            (c)  the type of account; and

            (d) the name of each person authorized to draw thereon or have access thereto.

SCHEDULE A.2.26 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the COMPANY and a description of the terms of such power.


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      A.2.27  RELATIONS WITH GOVERNMENTS.  The COMPANY has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action that would cause the COMPANY to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

      A.2.28 DISCLOSURE. No representation or warranty by the COMPANY contained in this Agreement, and no representation, warranty or statement contained in any list, certificate, Schedule or other instrument, document, agreement or writing furnished or to be furnished to, or made with, USOP or NEWCO pursuant hereto or in connection with the negotiation, execution or performance hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement herein or therein not misleading.

      A.2.29  POOLING LETTER.  The COMPANY has received a letter from Ernst
& Young LLP, its independent accountants, stating their concurrence as to the appropriateness of the COMPANY qualifying for pooling of interests accounting treatment in accordance with GAAP and has delivered a copy of that letter to USOP.

      A.2.30 Schedule A.2.30 hereto includes the COMPANY's budget for the year ended December 31, 1996 (the "Budget"). The Budget was prepared in good faith and the COMPANY reasonably believes that there is a reasonable basis for the projections contained therein. The Budget presents fairly and accurately in all material respects the COMPANY's expectations regarding its anticipated financial results for the periods specified therein. The COMPANY is not aware of any matter affecting the business, operations, affairs, prospects, properties, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of the COMPANY that would materially adversely affect the COMPANY's ability to achieve the financial results set forth in the Budget.

      A.3   REPRESENTATIONS OF USOP AND NEWCO

      A.3.1 DUE ORGANIZATION. Each of USOP and NEWCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on their respective businesses in the places and in the manner as now conducted except for where the failure to be so authorized or qualified would not have a Material Adverse Effect. Copies of the Certificate of Incorporation and the By-laws, each, as amended, (collectively, the "USOP Charter
Documents") of USOP


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



and NEWCO have been delivered to the COMPANY. Neither USOP nor NEWCO is in violation of any USOP Charter Document.

      A.3.2 USOP STOCK. The USOP Stock to be delivered to the INVESTORS at the Closing Date will be duly authorized, validly issued shares of Common Stock of USOP, fully paid and nonassessable. The Registration Statement has been declared effective and no stop order has been issued by the SEC. Any event that has occurred since the effectiveness of the Registration Statement and preparation of the prospectus which would require a supplement or amendment to same has been appropriately disclosed in such a supplement or amendment or through the filing of a report that is incorporated by reference into the Registration Statement. The Registration Statement and prospectus conform in all material respects to the requirements provided for in the rules and regulations adopted under the Securities Act of 1933, as amended. Any required Blue Sky filings relative to shares issued to the Shareholders have been properly made. The notification to the National Association of Securities Dealers, Inc. relating to the shares of USOP Stock to be issued in the Merger has been or will be made.

      A.3.3 AUTHORIZATION; VALIDITY OF OBLIGATIONS. The representatives of USOP and NEWCO executing this Agreement have the corporate power and authority to enter into and bind USOP and NEWCO to the terms of this Agreement. USOP and NEWCO have the full legal right, power and corporate authority to enter into this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by USOP and NEWCO and the performance by each of USOP and NEWCO of the transactions contemplated herein have been duly and validly authorized by the respective Boards of Directors of USOP and NEWCO, and this Agreement has been duly and validly authorized by all necessary corporate action. This Agreement is a legal, valid and binding obligation of each of USOP and NEWCO enforceable in accordance with its terms.

      A.3.4 NO CONFLICTS. The execution, delivery and performance of this Agreement, the consummation of any transactions herein referred to or contemplated by and the fulfillment of the terms hereof and thereof will not:


            (a) conflict with, or result in a breach or violation of the Certificate of Incorporation or By-laws of either USOP or NEWCO;

            (b) materially conflict with, or result in a material default (or would constitute a default but for any requirement of notice or lapse of time or both) under any document, agreement or other instrument to which either USOP or NEWCO is a party, or result in the creation or imposition of any lien, charge or encumbrance on any of USOP's or NEWCO's properties pursuant to (i) any law or regulation to


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



      which either USOP or NEWCO or any of their respective property is subject, or (ii) any judgment, order or decree to which USOP or NEWCO is bound or any of their respective property is subject;

            (c) result in termination or any impairment of any material permit, license, franchise, contractual right or other authorization of USOP or NEWCO; or

            (d) violate any law, order, judgment, rule or regulation to which USOP or NEWCO is subject by which USOP or NEWCO is bound.

No authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery and performance of this Agreement, the consummation of any transactions herein referred to or contemplated by and the fulfillment of the terms hereof and thereof by USOP or NEWCO, except for filings with the Federal Trade Commission and the Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder.

      A.3.5 CAPITALIZATION OF USOP AND OWNERSHIP OF USOP STOCK. The authorized capital stock of USOP and NEWCO is as set forth in Section 1.3(b) and 1.3(c), respectively. All of the issued and outstanding shares of NEWCO are owned beneficially and of record by USOP. All of the shares of USOP Stock to be issued to the INVESTORS in accordance herewith will be offered, issued, sold and delivered by USOP in compliance with all applicable state and federal laws concerning the issuance of securities and none of such shares were or will be issued in violation of the preemptive rights of any shareholder.

      A.3.6 CONFORMITY WITH LAW. Neither USOP nor NEWCO has violated any law or regulation or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them which would have a Material Adverse Effect. There are no material claims, actions, suits or proceedings, pending or, to the knowledge of USOP or NEWCO, threatened, against or affecting USOP or NEWCO, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received.

      A.3.7 USOP PROSPECTUS. The USOP Prospectus does not, as of the date thereof, omit to state a material fact required to be stated therein of necessary in order to make the statements


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



therein, in the light of circumstances under which they were made, not misleading.

      A.3.8 TRANSACTIONS IN CAPITAL STOCK. There has been no transaction or action taken with respect to the equity ownership of USOP or NEWCO in contemplation of the transactions described in this Agreement which would prevent USOP from accounting for such transactions as a pooling.

      A.3.9  POOLING LETTER.  USOP has received a letter from Price
Waterhouse LLP, its independent accountants, stating their concurrence as to the appropriateness of USOP, NEWCO and the transaction contemplated by this Agreement all qualifying for pooling of interests accounting treatment in accordance with GAAP, and has delivered a copy of that letter to the COMPANY.


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